Exhibit 99.2 Q1 2019 Earnings Presentation May 8, 2019

Q1 2019 Earnings Call Agenda I. Introduction Crystal Gordon, SVP, General Counsel and CAO II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Jennifer Whalen, SVP and CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers 2

Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a limited number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes or obtain comparable services through other forms of transportation; dependence on U.S. government agency contracts that are subject to budget appropriations; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record and level of reliability; the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter (s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism, trade policies and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of aviation service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of used helicopters and parts; the Company’s reliance on information technology and potential harm from cyber-security incidents; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings, significant increases in costs; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. In addition, these statements constitute Era Group's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. Era Group disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in Era Group's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. 3

Non-GAAP Financial Measures Reconciliation This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non-GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions, and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio.  The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense. The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA. Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated differently under the Company’s credit facility (as amended) than as presented elsewhere in this presentation. 4

Safety Update and Financial Flexibility • Era achieved its dual goals of ZERO air accidents and ZERO recordable workplace incidents YTD 2019 – ZERO air accidents in trailing three year period – Over 590 consecutive days without a recordable workplace incident • Total available liquidity as of March 31, 2019 was approximately $174 million – $50 million in cash balances – $124 million of remaining availability under the Company’s credit facility • On April 1, 2019, the Company completed the sale of its 50% equity interest in Dart Holding Company Ltd. – Era received total cash proceeds of $38 million related to the sale of Dart – Pro forma for the sale of Dart, total liquidity was approximately $210 million • Continue to prioritize the protection of the Company’s strong balance sheet – Limited debt maturities prior to 2022 – Manageable fixed charge obligations ($4 million in Q1) • All of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits of $2 million 5

Q1 2019 Highlights – Sequential Quarter Comparison • Revenues were $0.7 million lower than Q4 2018 Revenues ($000s) – Primarily due to lower utilization of medium and single engine helicopters in U.S. oil and gas operations $75,000 – Partially offset by increased dry-leasing revenues 52,016 51,293 • Operating expenses were $0.3 million lower primarily due $50,000 to decreased personnel and fuel costs, partially offset by higher repairs and maintenance expenses $25,000 • G&A expenses were $0.5 million lower primarily due to decreased compensation expenses $0 • Losses on asset dispositions of $0.1 million in Q1 2019 Q4 2018 Q1 2019 compared to $0.7 million in Q4 2018 • Adjusted EBITDA decreased by $1.1 million Adjusted EBITDA ($000s) – Decrease in equity earnings at Dart of $1.6 million drove the sequential quarter decline in Adjusted EBITDA $10,000 • Adjusted EBITDA excludes special items: – Non-cash impairment charge of $1.0 million in Q4 5,631 4,486 2018 related to the Company's last remaining H225 $5,000 helicopter • Net loss to Era Group of $5.9 million in Q1 2019 $0 Q4 2018 Q1 2019 6

Q1 2019 Highlights – Calendar Quarter Comparison • Revenues were $6.0 million lower than Q1 2019 Revenues ($000s) – Primarily due to lower utilization of medium and light helicopters in oil and gas operations and the $75,000 conclusion of a search and rescue contract 57,322 – Partially offset by higher utilization of heavy 51,293 helicopters in oil and gas operations and the $50,000 commencement of new dry-lease contracts • Operating expenses were $1.0 million lower primarily due $25,000 to decreases in personnel and other operating costs, partially offset by increased repairs and maintenance costs $0 Q1 2018 Q1 2019 • G&A expenses were $3.2 million lower primarily due to the absence of professional services fees related to litigation that has now been settled • Adjusted EBITDA decreased by $11.9 million Adjusted EBITDA ($000s) • Adjusted EBITDA excludes special items: $20,000 – Non-routine professional services fees of $3.9 million 16,370 in Q1 2018 $15,000 – Gain on the extinguishment of debt of $0.2 million in Q1 2018 $10,000 • Net loss to Era Group of $5.9 million in Q1 2019 4,486 $5,000 $0 Q1 2018 Q1 2019 7

Appendix

Fleet Overview Average Helicopters Age Heavy: S92 4 3 H225 1 11 AW189 4 3 Total Heavy 9 Medium: AW139 36 9 S76 C+/C++ 5 12 B212 5 40 Total Medium 46 Light – twin engine: A109 7 13 EC135 13 11 BO-105 3 30 Total Light – twin engine 23 Light – single engine: A119 13 12 AS350 17 21 Total Light – single engine 30 Total Helicopters 108 13 Note: Fleet presented as of 3/31/2019. Era owns and controls all 108 of its helicopters 9

Healthy Leverage Metrics and Liquidity March 31, 2019 ($000s) • As of March 31, 2019, Era had $50 million in cash Cash and cash equivalents $ 49,612 balances and $124 million of remaining availability under the credit facility for total liquidity of Credit facility $ — approximately $174 million Promissory notes 19,564 Total secured debt 19,564 – No outstanding borrowings under the revolving credit facility 7.750% Senior Notes 144,828 Other 275 • On April 1, 2019, the Company completed the Total debt $ 164,667 sale of its 50% equity interest in Dart – Era received total cash proceeds of $38 million Net debt $ 115,055 related to the sale of Dart – Pro forma for the sale of Dart, total liquidity Shareholders' Equity $ 458,885 was approximately $210 million Total capitalization $ 623,552 Credit Metrics: (a) Senior Secured Debt / EBITDA 0.4X EBITDA / Interest Expense 2.9X Total Debt / Total Capitalization 26% Net Debt / Net Capitalization 20% Available under credit facility $ 124,282 (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net Debt / Net Capitalization is calculated as total principal balance on borrowings less cash and cash equivalents / total capitalization less cash and cash equivalents. 10

Operating Revenues and Flight Hours by Line of Service Three Months Ended Revenue ($000s) 31-Mar-18 30-Jun-18 30-Sep-18 31-Dec-18 31-Mar-19 (a) Oil and gas: U.S. $ 36,536 $ 37,771 $ 35,473 $ 33,876 $ 32,466 International 15,617 14,160 13,665 13,357 13,616 Total oil and gas $ 52,153 $ 51,931 $ 49,138 $ 47,233 $ 46,082 Dry-leasing 2,572 3,256 2,716 2,938 3,463 Emergency Response Services 2,597 2,541 2,756 1,845 1,748 $ 57,322 $ 57,728 $ 54,610 $ 52,016 $ 51,293 Three Months Ended Flight Hours (b) 31-Mar-18 30-Jun-18 30-Sep-18 31-Dec-18 31-Mar-19 Oil and gas:(a) U.S. 5,705 6,991 6,132 5,235 5,101 International 2,296 2,185 2,288 2,410 2,224 Total oil and gas 8,001 9,176 8,420 7,645 7,325 Emergency Response Services 100 95 108 90 76 8,101 9,271 8,528 7,735 7,401 (a) Primarily oil and gas services, but also includes revenues and flight hours from utility services, such as firefighting (b) Does not include hours flown by helicopters in our dry-leasing line of service 11

Quarterly Reconciliation of Non-GAAP Financial Measures Quarterly Historical EBITDA and Adjusted EBITDA (US$ in thousands) 31-Mar-18 30-Jun-18 30-Sep-18 31-Dec-18 31-Mar-19 Net Income (Loss) $ (1,357) $ (10,516) $ 31,279 $ (5,948) $ (6,085) Depreciation 10,354 10,116 9,541 9,530 9,450 Interest Income (146) (346) (732) (818) (752) Interest Expense 4,576 3,521 3,549 3,485 3,461 Income Tax Expense (Benefit) (738) (2,574) 7,861 (1,609) (1,588) EBITDA $ 12,689 $ 201 $ 51,498 $ 4,640 $ 4,486 Special Items 3,681 7,146 (41,820) 991 — Adjusted EBITDA $ 16,370 $ 7,347 $ 9,678 $ 5,631 $ 4,486 Losses (Gains) on Asset Dispositions, Net ("Gains") (4,414) 1,997 148 694 124 Adjusted EBITDA Excluding Gains $ 11,956 $ 9,344 $ 9,826 $ 6,325 $ 4,610 Note: See page 14 of this presentation for a discussion of Special Items 12

Financial Highlights

($ millions)	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2018	Three Months Ended March 31 2018	Three Months Ended March 31 2019
Revenue	$ 331.2	$ 281.8	$ 247.2	$ 231.3	$ 221.7	$ 57.3	$ 51.3
Operating Expenses	204.4	171.5	169.9	167.4	151.5	37.7	36.7
G&A	44.0	42.8	36.2	42.1	45.1	12.1	8.9
Depreciation	46.3	47.3	49.3	45.7	39.5	10.4	9.5
Gains on Asset Dispositions	6.1	6.0	4.8	4.5	1.6	4.4	(0.1)
Goodwill Impairment	—	(1.9)	—	—	—	—	—
Litigation settlement proceeds	—	—	—	—	42.0	—	—
Loss on Impairment	—	—	—	(117.0)	(1.0)	—	—
Operating Income (Loss)	42.7	24.3	(3.4)	(136.4)	28.1	1.7	(3.9)
Other Income (Expense) :							
Interest Income	0.5	1.2	0.7	0.8	2.0	0.1	0.8
Interest Expense	(14.8)	(13.5)	(17.3)	(16.8)	(15.1)	(4.6)	(3.5)
Derivative Gains (Losses)	(0.9)	—	—	—	—	—	—
Foreign Currency Gains (Losses)	(2.4)	(2.6)	0.1	(0.2)	(1.0)	0.1	(0.1)
Gain on Debt Extinguishment	—	1.6	0.5	—	0.2	0.2	—
Gain on sale of FBO	—	12.9	—	—	—	—	—
Note Receivable Impairment	(2.5)	—	—	—	—	—	—
	(20.0)	(0.3)	(16.0)	(16.2)	(13.9)	(4.2)	(2.8)
Income (Loss) before Taxes and Equity Earnings	22.6	24.0	(19.4)	(152.7)	14.2	(2.5)	(6.7)
Income Tax Expense (Benefit)	8.3	14.1	(3.4)	(122.7)	2.9	(0.7)	(1.6)
Income (Loss) before Equity Earnings	14.4	9.8	(16.0)	(30.0)	11.3	(1.8)	(5.1)
Equity Earnings (Losses)	2.7	(1.9)	1.1	1.4	2.2	0.4	(1.0)
Net Income (Loss)	$ 17	$ 7.9	$ (14.9)	$ (28.6)	$ 13.5	$ (1.4)	$ (6.1)
Net Loss Attributable to NCI in Subsidiary	0.1	0.8	6.9	0.5	0.5	0.2	0.1
Net Income (Loss) Attributable to Era Group	$ 17.1	$ 8.7	$ (8.0)	$ (28.1)	$ 13.9	$ (1.2)	$ (5.9)
Adjusted EBITDA [(a)]	$ 90.8	$ 69.0	$ 47.1	$ 35.7	$ 39.0	$ 16.4	$ 4.5
Adjusted EBITDA Excluding Gains [(a)]	$ 84.7	$ 63.0	$ 42.3	$ 31.2	$ 37.5	$ 12.0	$ 4.6

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $2.5 million and $0.6 million in 2014 and 2017, respectively
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of goodwill in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and 2016, respectively
  - Pre-tax impairment charges of $117.0 million and $1.0 million primarily related to the impairment of the Company's H225 model helicopters in 2017 and 2018, respectively
  - Adjustments of $2.0 million related to accounting for PERT and other non-cash accounting adjustments of $0.2 million in 2017
  - A gain on the extinguishment of debt related to a previously settled tax dispute in Brazil of $0.2 million in Q1 2018
  - Non-routine litigation expenses related to the H225 helicopters of $5.5 million, $3.9 million, $7.1 million, and $0.2 million, in 2017, Q1 2018, Q2 2018, and Q3 2018, respectively
  - In the three months ended September 30, 2018, $42.0 million in litigation settlement proceeds

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					3 Mos. Ended March 31,	
(US$ in thousands)	2014	2015	2016	2017	2018	2018	2019
Net Income (Loss)	$ 17,021	$ 7,899	$ (14,910)	$ (28,615)	$ 13,458	$ (1,357)	$ (6,085)
Depreciation	46,312	47,337	49,315	45,736	39,541	10,354	9,450
Interest Income	(540)	(1,191)	(741)	(760)	(2,042)	(146)	(752)
Interest Expense	14,778	13,526	17,325	16,763	15,131	4,576	3,461
Income Tax Expense (Benefit)	8,285	14,117	(3,357)	(122,665)	2,940	(738)	(1,588)
EBITDA	$ 85,856	$ 81,688	$ 47,632	$ (89,541)	$ 69,028	$ 12,689	$ 4,486
Special Items	4,919	(12,697)	(518)	125,290	(30,002)	3,681	—
Adjusted EBITDA	$ 90,775	$ 68,991	$ 47,114	$ 35,749	$ 39,026	$ 16,370	4,486
Gains on Asset Dispositions, Net ("Gains")	(6,101)	(5,953)	(4,787)	(4,507)	(1,575)	(4,414)	124
Adjusted EBITDA Excluding Gains	$ 84,674	$ 63,038	$ 42,327	$ 31,242	$ 37,451	$ 11,956	$ 4,610

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